UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  Terms of Employment with David A. Dresner

Osiris Therapeutics, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on June 10, 2016 (the “Original Filing”) that reported, among other things, the appointment by the Company of David A. Dresner as Interim Chief Executive Officer (“CEO”) and President of the Company.  This Form 8-K/A amends and supplements the Original Filing to disclose the terms of Mr. Dresner’s terms of employment, as required pursuant to Item 5.02 on Form 8-K.

On June 23, 2016, the Company and Mr. Dresner entered into a letter agreement (the “Agreement”), which provides for, among other terms, (i) at-will employment at a base salary of $360,000 a year, (ii) a bonus of $30,000 payable upon completion of Mr. Dresner’s  engagement as the Interim CEO and President, which will end when the Company appoints a new CEO, and (iii) the granting of nonqualified options to purchase up to 25,000 shares of the Company’s common stock under the  Company’s Amended and Restated 2006 Omnibus Plan .  Of these options,  5,000 will be granted on June 30, 2016 and an additional 5,000 options will be granted monthly on the anniversary of Mr. Dresner’s employment starting July 10, 2016 up to a total of 20,000 additional options.  All options granted vest on the date of grant and expire on December 31, 2017. The exercise price of the options is the fair market value of the Company’s common stock on the grant date.

The description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: June 29, 2016

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated June 23, 2016, between Osiris Therapeutics, Inc. and David A. Dresner

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